Exhibit 4.1


                          COMMONWEALTH BANKSHARES, INC.
                            1999 STOCK INCENTIVE PLAN


1.  PURPOSE             COMMONWEALTH BANKSHARES,  INC., a Virginia corporation
                        (the  "Company"),   wishes  to  recruit,  reward,  and
                        retain  employees  and outside  directors.  To further
                        these  objectives,  the Company  hereby sets forth the
                        Commonwealth  Bankshares,  Inc.  1999 Stock  Incentive
                        Plan (the  "Plan") to provide  options  ("Options"  or
                        "Awards")  to  employees  and outside  directors  with
                        respect to shares of the  Company's  common stock (the
                        "Common   Stock").   The  Plan  is   effective  as  of
                        February 19, 1999 (the "Effective Date"), subject to shareholder approval of the Plan within one year of the Effective Date.

2.  PARTICIPANTS        All   employees   of  the  Company  and  any  Eligible
                        Subsidiaries  (as defined in Section 16) are  eligible
                        for Options  under the Plan,  as are the  directors of
                        the   Company   who  are  not   employees   ("Eligible
                        Directors").  Eligible  employees and directors become
                        "optionees" or "participants" when the Administrator grants them an Option under the Plan. The term
                        "participant" also includes, where appropriate, a person authorized to exercise an Award in place of the original optionee.

                        Employee as such term is used in the Plan means any person employed as a common law employee of the Company or an Eligible Subsidiary.

3.  ADMINISTRATOR       The  Administrator  will be the Board of  Directors of
                        the Company,  unless the Board delegates its duties to
                        a  committee  of the Board  composed  solely of two or
                        more   Non-Employee    Directors,   as   "Non-Employee
                        Director" is defined by Rule 16b-3  promulgated by the
                        Securities  and  Exchange  Commission  pursuant to the
                        Securities   Exchange  Act  of  1934  (the   "Exchange
                        Act").

                        The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in Section 4) to officers or other employees of the Company.


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                        The  Administrator's  powers will include,  but not be
                        limited to, the power to amend,  waive,  or extend any
                        provision   or   limitation   of   any   Award.    The
                        Administrator may act through meetings of a majority of its members or by unanimous consent.

4.  GRANTING OF         Subject to the terms of the Plan, the
    AWARDS              Administrator will, in its sole
                        discretion, determine

                              the participants who receive Awards,

                              the terms and restrictions, if any, of such Awards,

                              the schedule for exercisability or nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria),

                              the time and conditions for expiration of the Award, and

                              the form of payment due upon exercise of the Award, if any.

                        The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

                        Options granted to employees may be nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

      SUBSTITUTIONS     The   Administrator   may   also   grant   Awards   in
                        substitution  for  options  held  by  individuals  who
                        become  employees  of the  Company  or of an  Eligible
                        Subsidiary as a result of the  Company's  acquiring or
                        merging  with the  individual's  employer or acquiring
                        its  assets.  If  necessary  to conform  the Awards to
                        the  interests  for which  they are  substitutes,  the
                        Administrator  may grant substitute Awards under terms
                        and   conditions   that  vary  from   those  the  Plan
                        otherwise requires.

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5.   DIRECTOR           Each   Eligible   Director   will  receive  an  Option
     FORMULA            ("Formula  Option")  as of  the  Effective  Date  with
     OPTION             respect to 250 shares of Common  Stock.  Each Eligible
                        Director serving on the Board at each annual meeting of the Company's shareholders (beginning with the meeting at least six months after the Effective Date) will receive a Formula Option as of that meeting with respect to 250 shares of Common Stock.

     EXERCISE           Options will not become  exercisable until the average
     SCHEDULE           closing  price of a share of  Common  Stock  traded on
                        NASDAQ  Bulletin Board (or any other  over-the-counter
                        automated  quotation  system or  national  exchange on
                        which the  Common  Stock is traded)  for  thirty  (30)
                        consecutive  trading  days has  been at least  $21.00.
                        After this requirement has been fulfilled, the Options
                        may be exercised  regardless of the price at which the
                        Common Stock is trading at the time Optionee elects to
                        exercise  the  Options.  If Options are granted  after
                        this requirement has been fulfilled,  such Options may
                        be  exercised  regardless  of the  price at which  the
                        Common  Stock is  trading  at the  time  the  Optionee
                        elects  to  exercise  Options.   No  Option  shall  be
                        exercisable before the first anniversary of the Date of Grant (as defined below) or after the date ten (10) years from the Date of Grant.

6.  DATE OF GRANT       The  Date of Grant  will be the  date as of which  the
                        Plan or the Administrator grants an Award to a participant, as specified in the Plan or in the Administrator's minutes.

7.  EXERCISE PRICE      The Exercise  Price is the value of the  consideration
                        that a  participant  must  provide in exchange for one
                        share  of  Common  Stock.   The   Administrator   will
                        determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise
                        Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the participant for general corporate purposes.

                        The Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections 422(b)(6) and 424(d) of the Code (more-than-10% stock owner), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant). In no event, however, may any Options be granted for an Exercise Price per share less than the book value per share of Common Stock as shown on the Company's last published financial statement prior to the Date of Grant.

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     FAIR MARKET        Fair  Market  Value of a share  of  Common  Stock  for
     VALUE              purposes of the Plan will be determined as follows:

                              If the Common Stock is traded on a national securities exchange, the average closing sale price for the ten (10) trading days ending on and including such date;

                              If the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for the ten (10) trading days ending on and including such date;

                              If no such  closing  sale price  information  is
                              available, the average of the closing bid and asked prices as reported by Nasdaq Bulletin for the ten (10) trading days ending on and including such date; or

                              If there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for the ten (10) trading days ending on and including such date.

                        For any date that is not a trading day, the price of a share of Common Stock shall be calculated by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.


8.  EXERCISABILITY      The   Administrator   will  determine  the  times  and
                        conditions for exercise of or purchase under each Award but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)).

                        Awards will become exercisable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates.

                        Options will not become exercisable until the average closing price of a share of Common Stock traded on NASDAQ Bulletin Board (or any other over-the-counter automated quotation system or national exchange on which the Common Stock is traded) for thirty (30) consecutive trading days has been at least $21.00. After this requirement has been fulfilled, the Options

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                        may be exercised  regardless of the price at which the
                        Common Stock is trading at the time Optionee elects to exercise the Options. If Options are granted after this requirement has been fulfilled, such Options may be exercised regardless of the price at which the
                        Common  Stock is  trading  at the  time  the  Optionee
                        elects  to  exercise  Options.   No  Option  shall  be
                        exercisable before the first anniversary of the Date of Grant (as defined below) or after the date ten (10) years from the Date of Grant.

                        No portion of an Award that is unexercisable at a participant's termination of employment will thereafter become exercisable, unless the Award Agreement provides otherwise, either initially or by amendment.

     CHANGE OF          Upon a Change  of  Control  (as  defined  below),  all
     CONTROL            Options  will  become  fully  exercisable;   provided,
                        however,  such acceleration will not occur if it would
                        render  unavailable  "pooling of interest"  accounting
                        for any reorganization, merger or consolidation of the
                        Company,  unless  the Board  determines  otherwise.  A
                        Change  of  Control   for  this   purpose   means  the
                        occurrence of any one or more of the following events, unless otherwise determined by the Administrator at or after grant of Awards, but prior to the occurrence of such Change in Control:

                        a) a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 25% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities") without the consent of the Board of Directors;

                        b) the individuals (A) who constitute the Board of Directors of the Company on the Effective Date of the Plan (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their

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                            election)  or (C) who are elected to the Board and
                            whose election, or nomination for election, to the
                            Board  was   approved   by  a  vote  of  at  least
                            two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the members of the Board;

                        c) consummation of a merger or consolidation of the Company into any other entity, unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 75% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                        d) the shareholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, (i.e., 50% or more of the total assets of the Company) and such liquidation, dissolution, sale, or disposition is consummated.

                        The provisions of Section 15 of the Plan will also apply if the Change of Control is a Substantial Corporate Change (as defined in Section 15).

9.  LIMITATION ON       An Option  granted to an employee  will be an ISO only
    ISOs                to the extent that the  aggregate  Fair  Market  Value
                        (determined  at the Date of Grant)  of the stock  with
                        respect  to which ISOs are  exercisable  for the first
                        time by the optionee  during any calendar  year (under
                        the Plan and all other  plans of the  Company  and its
                        subsidiary  corporations,  within the  meaning of Code
                        Section  422(d)),  does  not  exceed  $100,000.   This
                        limitation will be applied by taking Options into account in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an ISOs


10. METHOD OF           To exercise any exercisable  portion of an Award,  the
    EXERCISE            participant must:

                              Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

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                              Pay  the  full  Exercise   Price,   if  any,  by
                              cashier's or certified check for the shares of Common Stock with respect to which the Award is
                              being   exercised,   unless  the   Administrator
                              consents to another form of payment (which could include Common Stock or other property); and

                              Deliver to the Administrator such representations and documents as the
                              Administrator, in its sole discretion, may consider necessary or advisable.

                        Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                        If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the participant has paid the Exercise Price, at their Fair Market Value on the date of exercise.

11.  AWARD              No one may exercise an Award more than ten years after
     EXPIRATION         its Date of Grant (or five  years,  for an ISO granted
                        to a  more-than-10%  shareholder).  Unless  the  Award
                        Agreement provides otherwise, either initially or by amendment, no one may exercise an Award after the first to occur of:

     EMPLOYMENT         The  90th  day  after  the  date  of   termination  of
     TERMINATION        employment (other than for death or disability), where
                        termination  of  employment  means  the time  when the
                        employer-employee    or    other     service-providing
                        relationship between the employee and the Company ends
                        for any reason, including retirement. Unless the Award
                        Agreement   provides    otherwise,    termination   of
                        employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment. Notwithstanding the foregoing, if the Administrator determines that the participant's termination of employment was for cause, all unexercised Awards held by the participant shall immediately terminate.

     DISABILITY         For   disability,   the   earlier  of  (i)  the  first
                        anniversary  of  the   participant's   termination  of
                        employment for disability and (ii) thirty (30) days after the participant no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or


     DEATH              The date twelve months after the participant's death.

                        If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete in effect between the Company and the former employee. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or the Eligible Subsidiaries will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor to the Company will not prevent loss of ISO status as a result of the formal termination of employment.

                        Nothing in the Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Section 11 make an Award exercisable that has not otherwise become exercisable.

12. AWARD               Option  Agreements  will set  forth  the terms of each
    AGREEMENT           Option and will  include  such  terms and  conditions,
                        consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent an Option Agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

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13. STOCK SUBJECT       Except  as  adjusted   pursuant  to  Section  15,  the
    TO PLAN aggregate number of shares of Common Stock that may be issued under Awards may not exceed fifteen percent (15%) of the Company's outstanding Common Stock, less the aggregate number of shares subject to issuance pursuant to options granted or available for grant under the Corporation's 1990 Stock Option Plan (for
                        employees)   and  the   Non-Employee   Director  Stock
                        Compensation Plan, and shall in no event exceed 350,000 shares. The aggregate number of shares of Common Stock that may be issued under Awards shall be
                        allocated   60%  for  grants  to  Eligible   Directors
                        pursuant to Section 5 of this Plan, and 40% for grants to Employees by the Administrator pursuant to Section 4 of this Plan.

                        The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards.

                        No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise, except as determined by the Administrator pursuant to Section 15 of the Plan.

                        The participant will have no rights of a shareholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

                        The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

14. PERSON WHO          During   the   participant's    lifetime,   only   the
    MAY EXERCISE        participant or his duly appointed guardian or personal
                        representative  may  exercise  the  Awards.  After his
                        death, his personal representative or any other person
                        authorized  under a will or under the laws of  descent
                        and  distribution  may exercise  any then  exercisable
                        portion  of  an  Award.  If  someone  other  than  the
                        original recipient seeks to exercise any portion of an
                        Award, the  Administrator may request such proof as it
                        may consider  necessary or appropriate of the person's
                        right to exercise the Award.
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15. ADJUSTMENTS         Subject to any required  action by the Company  (which
    UPON CHANGES        it  shall  promptly  take)  or its  shareholders,  and
    IN CAPITAL STOCK    subject to the provisions of applicable  corporate law,
                        if, after the Date of Grant of an Award,

                              the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other  increase  or decrease in such Common
                              Stock  occurs  without  the  Company   receiving
                              consideration,

                        the Administrator may make a proportionate and appropriate adjustment in the number of shares of
                        Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. In the event the Company declares a stock dividend in lieu of a cash dividend in lieu of a cash dividend, then the Administrator shall make a proportionate and appropriate adjustment in the number shares of Common Stock underlying each Award, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the optionee has already purchased, except to the extent of similar treatment for all shareholders.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award's Exercise Price.

                        The Administrator will make a commensurate change to the maximum number of shares provided in Sections 5 and 13 of the Plan.

                        The grant of an Award  under the Plan will not  affect
                        in any way the right or power of the  Company  to make
                        adjustments,  reclassifications,   reorganizations  or
                        changes of its  capital or business  structure,  or to
                        merge or to  consolidate,  or to dissolve,  liquidate,
                        sell,  or transfer  all or any part of its business or
                        assets.
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    SUBSTANTIAL         Upon a Substantial  Corporate Change, the Plan and any
    CORPORATE           unexercised  Awards will terminate unless provision is
    CHANGE              made in writing in  connection  with such  transaction
                        for

                              the assumption or continuation of outstanding Awards, or

                              the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

                        Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, participants will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable. However, unless the Board determines otherwise, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                        A Substantial Corporate Change means

                        a)  the dissolution or liquidation of the Company,

                        b) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                        c) the sale of substantially all of the assets of the Company to another corporation, or

                        d) any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities
                            Act) owning 100% of the combined voting power of all classes of stock of the Company.

16. SUBSIDIARY          Employees of Company  Subsidiaries will be entitled to
    EMPLOYEES           participate   in  the  Plan,   except   as   otherwise
                        designated by the Board of Directors.

                        Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For ISO purposes, Subsidiary also includes a single member limited liability company included within the chain described in the preceding sentence. For NQSOs, the Administrator can use a different definition of Subsidiary in its discretion.

17. LEGAL               The Company  will not issue any shares of Common Stock
    COMPLIANCE          under  an  Award  until  all  applicable  requirements
                        imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                        The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Exchange Act and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards must be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

18. PURCHASE FOR        Unless a registration  statement  under the Securities
    INVESTMENT          Act covers the  shares of Common  Stock a  participant
    AND OTHER           receives upon exercise of his Award, the Administrator
    RESTRICTIONS        may require,  at the time of such  exercise or receipt
                        of a grant,  that the participant  agree in writing to
                        acquire such shares for  investment and not for public
                        resale or  distribution,  unless  and until the shares
                        subject  to  the  Award  are   registered   under  the
                        Securities  Act.  Unless  the  shares  are  registered
                        tinder  the  Securities  Act,  the  participant   must
                        acknowledge:

                              that the shares purchased on exercise of the Award are not so registered,

                              that the participant may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

                        Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's certificate of incorporation, by-laws, or generally applicable shareholders' agreements.

                        The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

19. TAX WITHHOLDING     The participant  must satisfy all applicable  Federal,
                        state,   and   local   income   and   employment   tax
                        withholding   requirements  before  the  Company  will
                        deliver  stock  certificates  upon the  exercise of an
                        Award.   The   Company   may  decide  to  satisfy  the
                        withholding     obligations     through     additional
                        withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due before the Company issues shares with respect to the Award. If the Administrator so determines, the participant may instead satisfy the withholding obligations by directing the Company to retain shares from the Award exercise, by tendering previously owned shares.

20. TRANSFERS           Unless the Administrator otherwise approves in advance
    ASSIGNMENTS         in writing, an Award may not be assigned,  pledged, or
    AND PLEDGES         otherwise transferred in any way, whether by operation
                        of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution.

21. AMENDMENT OR        The Board may amend, suspend, or terminate the Plan at
    TERMINATION         any time,  without the consent of the  participants or
    OF PLAN AND         their  beneficiaries;   provided,   however,  that  no
    OPTIONS             amendment will deprive any  participant or beneficiary
                        of any previously  declared Award.  Except as required
                        by law or by Sections 8 or 15, the  Administrator  may
                        not,   without  the   participant's  or  beneficiary's
                        consent,  modify the terms and  conditions of an Award
                        so  as  to  adversely  affect  the   participant.   No
                        amendment,  suspension,  or  termination  of the  Plan
                        will,   without  the  participant's  or  beneficiary's
                        consent, terminate or adversely affect any right or obligations under any outstanding Awards.

22. PRIVILEGES OF       No  participant  and no  beneficiary  or other  person
    STOCK               claiming under or through such  participant  will have
    OWNERSHIP           any right,  title,  or interest in or to any shares of
                        Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such participant.

23. EFFECT ON           Whether  exercising  or  receiving an Award causes the
    OTHER PLANS         participant to accrue or receive  additional  benefits
                        under any pension or other plan is governed solely by the terms of such other plan.

24. LIMITATIONS ON      Notwithstanding  any other  provisions of the Plan, no
    LIABILITY           individual acting as a director, employee, or agent of
                        the Company shall be liable to any participant, former
                        participant,  spouse, beneficiary, or any other person
                        for any claim, loss, liability, or expense incurred in
                        connection with the Plan, nor shall such individual be
                        personally  liable  because of any  contract  or other
                        instrument  he  executes in such other  capacity.  The
                        Company  will   indemnify   and  hold   harmless  each
                        director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning the Plan unless arising out of such person's own fraud or bad faith.

25. NO EMPLOYMENT       Nothing   contained   in  the  Plan   constitutes   an
    CONTRACT            employment  contracts  between  the  Company  and  the
                        participants. The Plan does not give any participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the participant's employment.

26. APPLICABLE LAW      The laws of the  Commonwealth  of Virginia (other than
                        its choice of law provisions) and applicable federal law govern the Plan and its interpretation.

27. DURATION OF PLAN    Unless  the  Board   extends  the  Plan's  term,   the
                        Administrator  may not  grant  Awards  after  February
                        2009. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.


Adopted by the Board of Directors February 19, 1999, and by the Shareholders on April 27, 1999.